UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 28, 2014

MEDIABISTRO INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-26393	06-1542480
(Commission File Number)	(IRS Employer ID Number)

50 Washington Street, Suite 912, Norwalk, Connecticut 06854

(Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code (203) 662-2800

__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On May 28, 2014, Mediabistro Inc., a Delaware corporation, entered into a definitive asset purchase agreement with PGM-MB Holdings LLC, a Delaware limited liability company (“PGM-MB”), to sell, for an aggregate purchase price of $8 million in cash, all of its assets related to the Business (the “Acquired Assets”). The “Business” refers to Mediabistro’s business of providing online publishing of editorial content, e-commerce offerings, an online job board (including career-oriented services such as freelancer marketplaces), online education and certificate programs for social media, traditional media and creative professionals and bundled subscription services of the foregoing (the “Acquired Assets”). Mediabistro will retain its assets related to its services offerings of trade shows and conferences and research and data services and products.

The purchase agreement provides that, upon the terms and subject to the conditions set forth in the purchase agreement, PGM-MB will purchase from Mediabistro, and Mediabistro will sell, assign, transfer, convey and deliver to PGM-MB, the Acquired Assets, and PGM-MB will assume specified liabilities related to the Business. Prometheus Global Media, LLC, a Delaware limited liability company and parent company of PGM-MB, has irrevocably guaranteed the full and punctual payment and performance of certain obligations of PGM-MB set forth in the Agreement, including the payment by PGM-MB of the purchase price at the closing of the transaction.

The parties’ obligations to complete the sale are conditioned upon customary closing conditions, including approval of the asset sale by Mediabistro’s stockholders. Each party’s obligation to consummate the asset sale is also subject to certain other conditions, including: (i) the performance by Mediabistro and PGM-MB in all material respects of their obligations under the agreement and (ii) the accuracy of representations and warranties made by each party, subject to certain qualifications. In addition, the obligation of PGM-MB to purchase the Acquired Assets is subject to the absence of any Material Adverse Effect, as defined in the agreement. The asset sale is not subject to a financing condition.

The agreement prohibits Mediabistro from soliciting or initiating discussions with third parties regarding other proposals to acquire Mediabistro or its assets, and Mediabistro has agreed to restrictions on its ability to respond to such proposals. Notwithstanding these restrictions, prior to obtaining approval of Mediabistro’s stockholders of the transactions contemplated by the agreement, under certain circumstances Mediabistro may provide information to third parties and participate in discussions and negotiations with respect to any unsolicited alternative acquisition proposal that Mediabistro’s board of directors has determined constitutes, or is reasonably likely to result in, a Superior Proposal, which is generally defined as a bona fide, unsolicited written proposal that the board of directors of Mediabistro determines in good faith is (i) more favorable to Mediabistro’s stockholders from a financial point of view than the transactions contemplated by the purchase agreement, and (ii) reasonably likely to be consummated on the terms proposed, taking into account all legal, financial, regulatory and other factors of such alternative acquisition proposal and with respect to which the board of directors reasonably determines in good faith that the failure to take such action would likely result in a breach of its fiduciary duties under applicable law.

The agreement contains customary termination rights, including the right of either party to terminate the agreement (a) if Mediabistro’s stockholders fail to adopt the purchase agreement, (b) if the closing of the sale has not occurred by November 1, 2014, or (c) due to a breach by the other party of any of its representations, warranties or covenants which would result in the closing conditions not being satisfied, subject to certain conditions. PGM-MB also has the right to terminate the agreement if, among other events, the Mediabistro board of directors (i) changes its recommendation that stockholders vote in favor of adopting the purchase agreement or (ii) adopts, approves or recommends an alternate transaction with respect to the asset sale. Mediabistro has the right to terminate the agreement in order to enter into an alternate transaction that the board of directors has determined is a Superior Proposal.

In connection with the termination of the purchase agreement under specified circumstances, including with respect to Mediabistro’s entry into an agreement with respect to a Superior Proposal and the board of directors of Mediabistro changing its recommendation that stockholders vote in favor of the agreement, Mediabistro is required to pay to PGM-MB a termination fee equal to $80,000 plus PGM-MB’s transaction expenses up to $320,000. If the agreement is terminated due to the failure of Mediabistro’s stockholders to approve the transaction, Mediabistro must pay PGM-MB’s transaction expenses up to $320,000.

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Mediabistro has made customary representations and warranties and covenants in the agreement, including covenants regarding the conduct of business of Mediabistro prior to the consummation of the asset sale, and the calling and holding of a meeting of Mediabistro’s stockholders for the purpose of obtaining the required votes necessary to approve the purchase agreement.

The purchase agreement has been included to provide investors and security holders with information regarding the terms of the sale. It is not intended to provide any other factual information about Mediabistro. The representations, warranties and covenants contained in the purchase agreement, which were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the purchase agreement, might be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the purchase agreement instead of establishing these matters as facts) and might be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the purchase agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Mediabistro, PGM-MB or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties might change after the date of the purchase agreement, which subsequent information might or might not be fully reflected in Mediabistro’s public disclosures.

Voting Agreement

In connection with the Agreement, Alan M. Meckler, Mediabistro’s chairman, chief executive officer and owner of approximately 37.4% of Mediabistro’s outstanding shares of common stock, has entered into a voting agreement with PGM-MB to vote his shares, or use reasonable efforts to cause those shares to be voted, in favor of the asset sale. Additionally, Mr. Meckler has agreed to vote, or use reasonable efforts to cause the shares to be voted, against (i) any alternative acquisition proposal; (ii) any action, proposal, transaction or agreement which could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of Mediabistro under the purchase agreement or Mr. Meckler under the voting agreement; or (iii) any action, proposal, transaction or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the transaction or the fulfillment of PGM-MB’s or Mediabistro’s conditions under the purchase agreement or change in any manner the voting rights of any class of shares of Mediabistro.

The foregoing descriptions of the purchase agreement and voting agreement are summaries only, do not purport to be complete and are qualified in its entirety by reference to the purchase agreement and voting agreement, which are filed as Exhibits 2.1 and 10.69, respectively, and are incorporated herein by reference. The voting agreement terminates if and when the purchase agreement terminates.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Statements in this document that are not historical facts are “forward-looking statements” under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The potential risks and uncertainties address a variety of subjects including, for example, the ability to consummate the proposed asset sale; the ability to obtain the requisite stockholder approvals in a timely manner or otherwise; the parties’ ability to meet expectations regarding the timing for completion of the transactions contemplated by the asset purchase agreement; the retention of certain key employees at Mediabistro; and the outcome of any legal proceedings that might be instituted against Mediabistro and others following the announcement of the purchase agreement; the diversion of management time away from operations to complete the transaction; expenses and costs associated with the transaction that could affect results of operations; actions taken by the company that may not be undone if the acquisition is not consummated; recent turmoil and trading platform closures in the Bitcoin market; the competitive environment in which Mediabistro competes; Mediabistro’s ability to generate revenues from its remaining business after the completion of the sale to PGM-MB; and the unpredictability of Mediabistro’s future revenues, expenses, cash flows and stock prices.  For a more detailed discussion of such risks and uncertainties, refer to Mediabistro’s reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. The forward-looking statements included herein are made as of the date of this current report, and Mediabistro assumes no obligation to update the forward-looking statements after the date hereof, except as required by law.

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Important Additional Information Regarding the Purchase Agreement will be filed with the SEC

This communication is not a solicitation of a proxy from any security holder of Mediabistro. In connection with the purchase agreement, Mediabistro will file with the U.S. Securities and Exchange Commission a preliminary proxy statement and a definitive proxy statement. THE PROXY STATEMENT WILL BE SENT TO MEDIABISTRO STOCKHOLDERS, WHO ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND THE PARTIES TO THE ASSET PURCHASE AGREEMENT. Mediabistro investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the Securities and Exchange Commission at its web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the Securities and Exchange Commission by going to Mediabistro’s Investor Relations page on its corporate website at http://corporate.mediabistro.com/corporate/investors.html.

Mediabistro and its directors and officers might be deemed to be participants in the solicitation of proxies from the stockholders of Mediabistro in connection with the purchase agreement and the proposed transaction. Information about Mediabistro and its directors and officers can be found in its proxy statements on Schedule 14A and annual reports on Form 10-K filed with the Securities and Exchange Commission, as well as on Mediabistro’s Investor Relations page on its corporate website at http://corporate.mediabistro.com/corporate/investors.html. Additional information regarding the interests of those persons may be obtained by reading the proxy statement for the proposed transaction when it becomes available.

Item 8.01.	Other Events.

On May 29, 2014, Mediabistro issued a press release announcing the purchase agreement. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Asset Purchase Agreement dated May 28, 2014, by and among Mediabistro Inc., PGM-MB Holdings LLC and Prometheus Global Media, LLC

10.69	Voting Agreement dated May 28, 2014 between Alan M. Meckler and PGM-MB Holdings LLC

99.1	Press Release, dated May 29, 2014, of Mediabistro Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

MEDIABISTRO INC.

Date: May 30, 2014
/s/ Alan M. Meckler
Alan M. Meckler
Chairman and Chief Executive Officer

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